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                         GLOBE BUSINESS RESOURCES, INC.
              EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED       YEAR ENDED
                                                               FEBRUARY 29, 1996 FEBRUARY 28, 1997
                                                               ----------------- -----------------

Net earnings used to calculate primary and fully-
    diluted earnings per share                                         $2,724        $3,908
                                                                       ======        ======

Shares used in calculation of primary earnings per share:
  Weighted average common shares                                        2,600         4,336
  Dilutive effect of assumed exercise of
    options for the purchase of common shares                              50             -
                                                                       ------        ------
  Weighted average common shares used to calculate
    primary earnings per share                                          2,650         4,336
                                                                       ======        ======

Primary earnings per common share                                      $ 1.03        $ 0.90

Shares used in calculation of fully-diluted earnings per share:
  Weighted average common shares                                        2,600         4,336
  Dilutive effect of assumed exercise of
    options for the purchase of common shares                              50             -
                                                                       ------        ------
  Weighted average common shares used to calculate
    fully-diluted earnings per share                                    2,650         4,336
                                                                       ======        ======

Fully-diluted earnings per common share                                $ 1.03        $ 0.90
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